                                                                                        EXHIBIT 31.1

                                            CERTIFICATION

         I, Joel M. Greenblatt, certify that:

1.       I have reviewed this quarterly report on Form 10-Q of The St. Lawrence Seaway Corporation;

2.       Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material  fact  necessary to make the  statements  made, in light of the circumstances  under which such  statements  were made, not misleading  with respect to the period covered by this report; and

3.       Based on my knowledge,  the financial statements,  and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the  registrant as of, and for, the periods  presented in this report.

Date:  June 29, 2004

/s/  Joel M. Greenblatt
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Joel M. Greenblatt
Chairman of the Board